EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the incorporation in the Registration Statement of Fusion Telecommunications International, Inc. and Subsidiaries on Form S-1 (Registration No. 333-120412), of our report dated March 9, 2005, except for paragraph 7 of Note 22 which is as of March 24, 2005, which appears in the Annual Report on Form 10-K of Fusion Telecommunications International, Inc. as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004.



                                   /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 20, 2005